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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated November 21, 1997, except as it relates to paragraphs
(A) and (C) of Note 6, as to which the date is November 26, 1997, in the Registration Statement (Form S-4) and related Prospectus of ClimaChem, Inc. for the registration of $105,000,000 of its 10 3/4% Senior Notes, Series B, due 2007.



                                    /s/ Ernst & Young LLP



Oklahoma City, Oklahoma
January 22, 1998